UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 649-4500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 14, 2010, Platinum Energy Resources, Inc. (the “Company”) held its annual shareholders’ meeting.  At the meeting, the shareholders duly elected the following to the Board of Directors of the Company:

Mr. Marc Berzins, age 72, has been a member of our board of directors since his appointment on June 3, 2009.  Mr. Berzins has been a lawyer in private practice in Edmonton, Alberta, Canada since 1969.

Mr. Tim Culp, age 52, has been our Chairman of the Board since the Tandem Energy Corporation (“TEC”) acquisition in October 2007.  He has been the President of Desert Productions, Inc. since December, 2009.  Mr. Culp has over twenty-five years of oil and gas industry experience with over twenty years of experience in property acquisitions and development.

From June 2005 through September 2009, Mr. Culp was President and Chief Executive Officer of TEC, an oil and gas exploration and production company.

Prior to his involvement with TEC, Mr. Culp was a co-founder, senior officer and principal stockholder of Shamrock Energy Corporation and its operating affiliate, Arrowhead Operating, Inc. Additionally; Mr. Culp was a Vice President with Adobe Resources Corporation.

During Mr. Culp’s tenure, Adobe, TEC and Shamrock acquired over $140 million in oil and gas properties. Prior to joining Adobe, Mr. Culp was a manager for the public accounting firm of KPMG Peat Marwick. Mr. Culp received his Bachelor of Business Administration degree in Accounting from Texas Tech University in 1981.

Mr. Mark Ghermezian, age 28, has served on the Board since October 28, 2010. Mr. Ghermezian has been the President and CEO of KD Energy, LLC, an oil and gas exploration and production company, since November 2008, where he successfully restructured the company, its management team, employees, moral, and outstanding debt.  Prior to his involvement with KD Energy, Mr. Ghermezian was an EVP of Business Development for IDT Corporation, (NYSE: IDT), the Founder, President, and CEO of XE Mobile, LLC, and the Founder, President, and CEO of Flush Media, Inc.

Mr. William Glass, age 39, has been our President and a member of our board of directors since inception. Mr. Glass has worked in the energy industry and energy financial derivatives markets since 1996.

Mr. Glass has been an independent energy trader and consultant since December 2003. From July 2000 to December 2003, Mr. Glass was Vice president of Marubeni Energy Incorporated’s North American Natural gas division. He was responsible for all natural gas transactions, transportation, marketing, trading, and operations. From February 1997 to July 2000, Mr. Glass was a senior trader at Southern Company Energy marketing. His responsibilities included managing the financial gas daily desk as well as trading gulf coast, northeast, and mid west financial products. From October 1995 to February 1997, Mr. Glass worked at Enron as part of the risk management team. Mr. Glass holds a bachelor’s in Finance and Accounting from Texas A&M University.

Mr. Bernard Lang, age 73, has been a director of the Company since his appointment on July 9, 2008.  Mr. Lang is a Mega Project consultant in the Oil and Gas Industry and is a graduate from the University of Birmingham and a graduate of the Harvard Business School's Advanced Management Program.  Mr. Lang is currently President, Bert Lang & Associates, a mega projects and energy consulting organization.  He was formally Executive Vice President Engineering & Design of Synenco Energy Inc.

Mr. Lang has over 40 years of industry experience including 19 years of petrochemical experience, overseeing the engineering, procurement and construction of a $400 million gasphase propylene plant.  Mr. Lang has a further 23 years of oil sands experience, during which time he directed an award winning changeover project of an upgrader control room from manual to computer control and a $210 million flue gas desulphurization.

In addition, from 1997 to 2001, Mr. Lang served as Vice-President, Millennium Project with Suncor Energy Inc. where he was accountable for a $3.4 billion oil sands expansion.

Mr. Lang recently completed the academic requirements for the Directors Education Program of the Institute of Corporate Directors, at the Rotman School of Management, University of Toronto and University of Alberta.  He has also received the ICD.D designation from the Institute of Corporate Directors.

Mr. Al Rahmani, age 63, has been a member of our board of directors since his appointment on February 18, 2009.  The Board appointed Mr. Rahmani to Interim Chief Executive Officer on March 2, 2009, replacing Mr. Kostiner as Chief Executive Officer, and named him as the CEO on April 13, 2010.

Prior to joining the Company, Mr. Rahmani held the position of Senior Vice President of Engineering and Development for Triple Five Worldwide Organization, LLC., a (“Triple Five”) and served as a Managing Director of AR Development Inc., a technical engineering and financial services consulting firm between 1995 and December 2008. In addition, Mr. Rahmani received a B.S. in civil engineering and a M.S. in civil/environmental engineering from the University of Massachusetts.

Dr. David Rahmanian, age 62, has served as a director since his appointment on October 7, 2010 and as Interim Chief Operating Officer of Platinum Energy and President and Chief Operating Officer of Tandem Energy since October 28, 2010.  He has a B.Sc., Masters, and PhD in Geosciences from the Colorado School of Mines and Pennsylvania State University.

Dr. Rahmanian brings over 35 years of far-reaching and in-depth knowledge and experience in Exploration, Development, and Production of Hydrocarbon Resources in a global scale. In addition to experience in Coal Exploration and as an Assistant Professor of Geology in University of Vermont, Dr. Rahmanian’s career is distinguished by 30 years of Research, Exploration, & Production work experience with the ExxonMobil Corporation, the world largest Oil & Gas Company. He is richly- experienced with diverse & advance expertise in Outcrop, well log, Core Facies Analysis, Seismic Stratigraphic Analysis, Subsurface Reservoir Description, Characterization & Prediction, Sequence Stratigraphic Analysis, Research & Development of Predictive Reservoir Concepts, Stratigraphic Data Analysis Techniques & Methodologies. Dr. Rahmanian has systematically and successfully applied this expertise to Exploration and Production practices in major hydrocarbon Exploration and Production rends as well as in numerous major Field Studies and Enhanced Oil Recovery projects throughout the world. His work experience and history extends over 25 sedimentary basins across five continents of the world, including, but not limited to, Gulf of Mexico, Texas & Louisiana Gulf Coast Regions, North Slope Alaska, US & Canadian Rockies, Alberta & East Coast Canada, Trinidad, Venezuela, Columbia, North Sea, Paris Basin, NW German Basins, Gippsland &Otway Basins Australia, Malay Basin Malaysia, Sumatra Basins Indonesia, Egypt, and Israel. As a result, he is directly responsible for and/or significantly contributed to discovery and production from numerous major, both conventional and unconventional, Oil & Gas reservoirs throughout the world. He is globally acknowledged and recognized for excellence in teaching, lecturing, and “Significant Contribution to Geology” for being one of the original architects of the Parasequences & Sequence Stratigraphic Concepts and their application to Hydrocarbon Exploration & Production practices. He is a co-author of a Best Seller book in Exploration Series of the American Association of the Petroleum Geology. Most recently, Dr. Rahmanian is applying his deep and wide-ranging experience to manage and direct Exploration and Production practices of multiple Oil & Gas Fields in North America. He is also playing a leading role in world-wide Oil & Gas field acquisition and Exploration & Production ventures.

Mr. Martin Walrath, age 57, has served as director since October 7, 2010. He has also been with Triple Five since 1980 and has been primarily responsible for the financing activities and banking relationships of the company.  He has been involved in several multi-billion dollar financings for Triple Five.  Before joining Triple Five, Mr. Walrath was Senior Vice President at Mellon Bank.

The shareholders also ratified the appointment of GBH CPAs P.C. as the independent auditors for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: December 17, 2010
	By:	/s/ Martin Walrath
Martin Walrath
Acting Chief Executive Officer